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Exhibit 99.1

INTERLINE BRANDS ANNOUNCES AGREEMENT TO BE ACQUIRED
BY GS CAPITAL PARTNERS AND P2 CAPITAL PARTNERS IN TRANSACTION VALUED AT $1.1 BILLION

        JACKSONVILLE, Fla., May 29, 2012—Interline Brands, Inc. (NYSE:IBI) ("Interline" or the "Company"), a leading distributor and direct marketer of broad-line maintenance, repair and operations ("MRO") products, today announced that it has entered into a definitive agreement to be acquired by affiliates of GS Capital Partners LP ("GS Capital Partners") and P2 Capital Partners, LLC ("P2 Capital Partners") for $25.50 per share in cash. GS Capital Partners is one of the world's leading private equity investors. P2 Capital Partners, a shareholder of Interline, is a leading investment firm that applies a private equity approach to investing in the public market.

        The transaction, which was unanimously approved by Interline's board of directors, is valued at approximately $1.1 billion, including the assumption of debt. The price of $25.50 per share represents a premium of approximately 42% relative to the Company's closing stock price on May 25, 2012, the last trading day before the announcement of the transaction, and a 31% premium relative to the Company's trailing 30-day average closing stock price.

        "This agreement provides excellent value to shareholders. This is also an exciting new chapter for Interline, one that we believe will bring broad benefits to all of our stakeholders," said Michael J. Grebe, Interline's Chairman and Chief Executive Officer. "We remain laser-focused on our goals and capabilities, and look forward to working with partners that have proven track records of investments in the distribution sector, as well as financial and operational expertise in global markets. Moreover, Interline has operated successfully in both public and private settings in the past. As we now look forward, GS Capital Partners and P2 Capital Partners have a shared vision of our value creation opportunities and the actions needed to realize them."

        Interline intends to maintain its corporate headquarters in Jacksonville, Florida, as well as its distribution and sales footprint.

        In addition to equity from funds managed by GS Capital Partners and P2 Capital Partners, it is anticipated that certain members of Company management will invest a portion of their proceeds from the transaction. GS Capital Partners and P2 Capital Partners have also secured committed debt financing from Goldman Sachs and Bank of America.

        Barclays is serving as financial advisor to Interline and has provided a fairness opinion in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor to the Company in connection with the transaction.

        Goldman Sachs is acting as financial advisor to GS Capital Partners, and Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal advisor. Debevoise & Plimpton LLP is acting as legal advisor to P2 Capital Partners.

        The transaction is subject to certain closing conditions, including the approval of Interline's shareholders and regulatory approvals, but is not subject to any condition with regard to the financing of the transaction.

        The agreement permits Interline to solicit alternative proposals from third parties through June 28, 2012. The Interline board of directors, with the assistance of its advisors, will actively solicit acquisition proposals during this period. If there is not a superior offer, the transaction is expected to close by the end of the third quarter of 2012.

        Interline will be submitting a current report on Form 8-K with the U.S. Securities and Exchange Commission containing a summary of terms and conditions of the proposed acquisition.

About Interline

        Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides broad-line MRO products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean. For more information, visit the Company's website at http://www.interlinebrands.com.

About GS Capital Partners LP

        Since 1986, the Goldman Sachs Merchant Banking Division and its predecessor business areas have raised 16 private equity and principal debt investment funds aggregating over $82 billion of capital (including leverage). GS Capital Partners VI is the current private equity vehicle through which Goldman Sachs conducts its large, privately negotiated, corporate equity investment activities. A global leader in private corporate equity investing, GS Capital Partners is a family of funds with a focus on large, high quality companies with strong management and funding acquisition or expansion across a range of industries and geographies. Founded in 1869, Goldman Sachs is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. For more information, please visit www.gs.com/pia.

About P2 Capital Partners, LLC

        P2 Capital Partners, LLC is a New York-based investment firm that applies a private equity approach to investing in the public market. P2 manages a concentrated portfolio of significant ownership stakes in high quality public companies in which it is an active shareholder focused on creating long-term value in partnership with management. The firm will also lead private equity transactions within its public portfolio. P2's limited partners include leading public pension funds, corporate pension funds, endowments, foundations, insurance companies, and high net worth investors.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

        Statements herein regarding the proposed transaction between Isabelle Holding Company Inc. ("Parent"), Isabelle Acquisition Sub Inc. ("Merger Sub") and Interline Brands, Inc. (the "Company"), future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of the Company's shareholders to approve the transaction. Additional factors that may affect future results are contained in each company's filings with the Securities and Exchange Commission ("SEC"), including each company's Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC's Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

        In connection with the proposed transaction, the Company plans to file with the SEC a Proxy Statement. Investors and security holders of the Company are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about the Company, the proposed transaction and related matters. The final Proxy Statement will be mailed to shareholders of the Company. Investors and security holders of the Company will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about the Company, without charge, at the SEC's Internet site (http://www.sec.gov). These documents may also be obtained for free from the Company by directing a request to the Company, Investor Relations, 701 San Marco Boulevard, Jacksonville, FL 32207 or at the Company's Investor Relations page on its corporate website at http://ir.interlinebrands.com.

PARTICIPANTS IN SOLICITATION

        The Company and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company's shareholders in respect of the proposed transaction. Information regarding the Company's participants is available in the Company's Annual Report on Form 10-K for the year ended December 30, 2011 and the Company's proxy statement, dated March 23, 2012, for its 2012 Annual Meeting of Shareholders, which are filed with the SEC. Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.

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  Exhibit 99.1
INTERLINE BRANDS ANNOUNCES AGREEMENT TO BE ACQUIRED BY GS CAPITAL PARTNERS AND P2 CAPITAL PARTNERS IN TRANSACTION VALUED AT $1.1 BILLION